                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Bearings, Inc.


We consent to the incorporation by reference in Registration Statement No. 33-42623 of Bearings, Inc. on Form S-8 of our report dated June 15, 1994, appearing in this Annual Report on Form 11-K of the Bearings, Inc. 401-K Savings Plan for the year ended December 31, 1993.


/s/ Deloitte & Touche


DELOITTE & TOUCHE



Cleveland, Ohio
June 15, 1994










                                        16